Exhibit 4.12

EXECUTION VERSION

SUPPLEMENTAL AGREEMENT AMONG NOTEHOLDERS

Dated as of November 30, 2017

by and among

NATIXIS REAL ESTATE CAPITAL LLC
(Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder)

and

NATIXIS REAL ESTATE CAPITAL LLC
(Initial Note B Holder)

YORKSHIRE & LEXINGTON TOWERS

TABLE OF CONTENTS

		Page

Section 1	Definitions	1
Section 2	Payments Following a Sequential Pay Event	1
Section 3	No Other Changes. Except as specifically set forth in this Supplemental Agreement, the Base Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed	5
Section 4	Governing Law; Waiver of Jury Trial	5
Section 5	Submission To Jurisdiction; Waivers	5
Section 6	Modifications	6
Section 7	Successors and Assigns; Third Party Beneficiaries	6
Section 8	Counterparts; Facsimile Execution	6
Section 9	Captions	7
Section 10	Severability	7
Section 11	Waiver of Cure Rights and Purchase Rights	7

-i-

THIS SUPPLEMENTAL AGREEMENT AMONG NOTEHOLDERS (with the exhibits and schedules hereto and all amendments and modifications hereof and supplements hereto, this “Supplemental Agreement”), dated as of November 30, 2017 by and among NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company (“NREC”), having an address at 1251 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1 (as defined herein), the “Initial Note A-1 Holder”), NREC (together with its successors and assigns in interest, in its capacity as the initial owner of Note A-2 (as defined herein), the “Initial Note A-2 Holder”), NREC (together with its successors and assigns in interest, in its capacity as the initial owner of Note A-3 (as defined herein), the “Initial Note A-3 Holder” and, together with the Initial Note A-1 Holder and the Initial Note A-2 Holder, each, a “Supplement Senior Noteholder” and collectively, the “Supplement Senior Noteholders”), and NREC (together with its successors and assigns in interest, in its capacity as initial owner of Note B (as defined herein), the “Initial Note B Holder” or the “Supplement Junior Noteholder” and, together with the Supplement Senior Noteholders, the “Supplement Noteholders”).

W I T N E S S E T H:

WHEREAS, the Supplement Senior Noteholders, UBS, AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, and the Supplement Junior Noteholder have entered into the Agreement Among Noteholders dated October 3, 2017 (the “Base Agreement”) to memorialize the terms under which they, and their successors and assigns, shall hold the Senior Notes (as defined in the Base Agreement) and the Junior Note (as defined in the Base Agreement), respectively;

WHEREAS, the Supplement Senior Noteholders and the Supplement Junior Noteholder desire to enter into this Supplemental Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3 and Note B (each as defined in the Base Agreement, and together, the “Supplement Notes”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.             Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Base Agreement

Section 2.             Payments Following a Sequential Pay Event. The parties hereto agree that as amongst themselves, payments of interest and principal following a Sequential Pay Event shall be made to the Supplement Noteholders as if Section 4 of the Base Agreement read in full as follows; provided that application of the following shall be interpreted so that application of the following shall have no effect on the amounts allocated to and paid in respect of Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2 under the Base Agreement:

1

“Section 4. Payments Following a Sequential Payment Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided that, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, Balloon Payment, Liquidation Proceeds, proceeds under any guaranty or indemnity, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for reserves or escrows required by the Mortgage Loan Documents deemed appropriate by the Servicer in accordance with the Servicing Standard to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to any Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator, Asset Representations Reviewer or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be applied by the Senior Noteholder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)          first, to the Senior Noteholders in an amount equal to the interest then due and payable under the Mortgage Loan Documents on their respective Senior Note Principal Balances, in each case, at the Net Senior Note Rate;

(b)          second, to the Senior Noteholders on a Pro Rata and Pari Passu Basis (based on their initial Percentage Interests) in an amount equal to their Senior Note Principal Balances, until the Senior Note Principal Balances have been deemed to be reduced to zero, which amounts will be further allocated as follows:

(i)          To the holders of Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2, their initial Percentage Interest of the amount described under clause (b) above; and

(ii)          Any remaining amounts,

(A)          to the Junior Noteholder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Junior Note Principal Balance at the Net Junior Note Rate; and then

(B)          to the holders of Note A-1, Note A-2 and Note A-3, on a Pro Rata and Pari Passu Basis (based on their outstanding Senior Note Principal Balances) in an amount equal to their Senior Note Principal Balances, until their Senior Note Principal Balances have been deemed to be reduced to zero;

(c)          third, to any Senior Noteholders up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholders, including any Recovered Costs not previously reimbursed to such Senior Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Senior Noteholders on a Pro Rata and Pari Passu Basis in an amount equal to the aggregate of any Prepayment Premium payable on the Senior Notes to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if, as a result of a Workout the Principal Balance of the Senior Notes has been reduced, to the Senior Noteholders on a Pro Rata and Pari Passu Basis (based on their initial Percentage Interest) in an amount up to the reduction of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the Senior Note Rate;

(f)          sixth,

(i)          to the Junior Noteholder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Junior Note Principal Balance at the Net Junior Note Rate, to the extent not paid under clause (b)(ii)(A) above; and then

(ii)          to the holders of Note A-1, Note A-2 and Note A-3 on a Pro Rata and Pari Passu Basis in an amount equal to their Senior Note Principal Balances, until their Senior Note Principal Balances have been reduced to zero;

(g)          seventh, to the Junior Noteholder in an amount equal to the Junior Note Principal Balance, until the Junior Note Principal Balance has been reduced to zero;

(h)          eighth, to the Junior Noteholder in an amount equal to any Prepayment Premium payable on Junior Note to the extent paid by the Mortgage Loan Borrower;

(i)          ninth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(j)          tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal

Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the Junior Note Rate;

(k)          eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate any Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan or the Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Senior Noteholder and the Junior Noteholder, pro rata, based on their respective Percentage Interests; and

(l)          lastly, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid to each Senior Noteholder and the Junior Noteholder, pro rata, based on their respective initial Percentage Interests.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on the Senior Notes pursuant to Section 3 or Section 4 hereunder, shall be allocated to each Senior Noteholder on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on Senior Notes by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Notes by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder to any Non-Lead Securitization Note, (A) prior to the related Securitization of such Non-Lead Securitization Note, be paid to the related Non-Lead Securitization Noteholder, or (B) on and after the related Securitization of such Non-Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on the Junior Note pursuant to Section 3 or Section 4 hereunder shall be allocated to the Junior Noteholder and applied first, to reduce the amount payable on the Junior Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce the amount payable on the Junior Note by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to the Junior Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amount payable on the Junior Note by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, workout fees and liquidation fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, to the Junior Noteholder.”

Section 3.             No Other Changes. Except as specifically set forth in this Supplemental Agreement, the Base Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

Section 4.             Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS SUPPLEMENTAL AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL AGREEMENT.

Section 5.             Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTAL AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF

ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 6.             Modifications. This Supplemental Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto provided that for so long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without Rating Agency Confirmation from each Rating Agency then rating any securities in any Securitization; provided that Rating Agency Confirmation shall not be required in connection with any modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement or (ii) with respect to matters or questions arising under this Agreement to make provisions of this Agreement consistent with other provisions of this Agreement (including without limitation, in connection with the creation of New Notes pursuant to Section 39 of the Base Agreement).

Section 7.             Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Supplemental Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Each Supplement Noteholder shall assign its rights or obligations under this Supplemental Agreement to the extent it assigns its rights or obligations under the Base Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Supplement Noteholder.

Section 8.             Counterparts; Facsimile Execution.

(a)          The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, the parties hereto are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the parties hereto pursuant to procedures approved by the parties hereto; provided, further, that, without limiting the foregoing, upon the request of the either party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.

(b)          This Supplemental Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplemental Agreement, together with the Base Agreement, constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Supplemental Agreement shall become effective when it shall have been executed by the parties hereto and when the parties hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Supplemental Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplemental Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of this Supplemental Agreement, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 9.             Captions. The titles and headings of the paragraphs of this Supplemental Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Supplemental Agreement.

Section 10.             Severability. Wherever possible, each provision of this Supplemental Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplemental Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.             Waiver of Cure Rights and Purchase Rights. The Supplement Junior Noteholder hereby waives its rights under Sections 11 and 12 of the Base Agreement for any period when the Junior Note is included in a securitization.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-1 Holder

By:	/s/ Jerry Tang
Name: Jerry Tang Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud Title: Vice President

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-2 Holder

By:	/s/ Jerry Tang
Name: Jerry Tang Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud Title: Vice President

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-3 Holder

By:	/s/ Jerry Tang
Name: Jerry Tang Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud Title: Vice President

CSAIL 2017-CX10: YORKSHIRE SUPPLEMENTAL CO-LENDER AGREEMENT

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note B Holder

By:	/s/ Jerry Tang
Name: Jerry Tang Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud Title: Vice President

CSAIL 2017-CX10: YORKSHIRE SUPPLEMENTAL CO-LENDER AGREEMENT